Exhibit 10.1

$808,000.00	March 17, 2011

ADVAXIS, INC.

AMENDED AND RESTATED SENIOR PROMISSORY NOTE

THIS AMENDED AND RESTATED SENIOR PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW.  NO SALE, TRANSFER, PLEDGE OR ASSIGNMENT OF THIS SENIOR PROMISSORY NOTE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) SUCH TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

FOR VALUE RECEIVED, Advaxis, Inc., a Delaware corporation (the “Company”), promises to pay to the order of Thomas A. Moore, the joint registered holder or registered assigns hereof (the “Holder”), the principal amount of up to Eight Hundred And Eight Thousand dollars ($808,000.00), payable on the earlier of (i) the date of consummation of an equity financing by the Company in an amount of $6,000,000 or more and (ii) the occurrence of any event described in Section 2 hereof (“Maturity Date”), together with interest on the outstanding principal amount of this Note, accruing at the rate of twelve percent (12%) per annum, compounded daily, commencing on the date hereof, subject to Section 2 hereof.  All interest shall be calculated on the basis of a 360-day year counting the actual days elapsed.  Accrued interest shall be payable upon the maturity of this Note and at the time of any prepayment, as provided below.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement, dated September 22, 2008, as may be amended, between the Company and the Holder (the “Note Purchase Agreement”).

1.           Payments and Prepayments.

(a)           Payments of principal and interest on this Note shall be made at the Holder’s address as set forth in the Note Purchase Agreement, or such other place or places as may be specified by the Holder of this Note in a written notice to the Company.

(b)           Principal shall be paid commencing June 15, 2011 and on the 15th day of each consecutive month thereafter in the amount of $100,000 plus interest until there is a balance of $200,000 which shall remain outstanding and paid at the option of the Holder.  Accrued and unpaid interest on the outstanding principal amount of this Note may, at the option of the Holder, be paid by the Company on or after April 15, 2011.

(c)           Payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds so as to be received by the Holder on the due date of such payment.

(d)           If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest thereon shall be payable during such extension.

(e)           This Note may be prepaid in whole or in part at the option of the Company at any time prior to the Maturity Date without penalty or premium.  Accrued interest on any amount of principal prepaid shall be due and payable at the time of such prepayment.  All amounts due hereunder shall be due and payable on the Maturity Date.

2.           Events of Default.  In the event that any one or more of the following occurs and upon written notice to the Company of such event (each, an “Event of Default”):

(a)           the Company defaults in the payment of principal on the date due or defaults in the payment of interest required to be made on this Note and such default in the payment of interest shall continue for a period of ten (10) days;

(b)           the Company ceases all or substantially all of its business activities other than by reason of natural disaster; material fire or other casualty; quarantine or epidemic or other cause beyond the Company’s reasonable control, and the Company does not resume all or substantially all of its business activities within sixty (60) days thereafter;

(c)           the Company hereafter makes an assignment for the benefit of creditors, or files a petition in bankruptcy as to itself, is adjudicated insolvent or bankrupt, petitions a receiver of or any trustee for the Company or any substantial part of the property of the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether or not hereafter in effect; or if there is hereafter commenced against the Company any such proceeding and an order approving the petition is entered or such proceeding remains undismissed for a period of sixty (60) days, or the Company by any act or omission to act indicates its consent to the approval of or acquiescence in any such proceeding or the appointment of any receiver of, or trustee for, the Company or any substantial part of its properties, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days;

then, and in any such event, and at any time thereafter, if such event shall then be continuing, the Holder of this Note may (x) upon written demand to the Company, declare this Note (including the Premium) immediately due and payable, whereupon the same shall be immediately due and payable and/or (y) pursue any and all available remedies against the Company for the collection of outstanding principal and interest under this Note.  Upon the occurrence and during the continuance of any Event of Default, the interest rate per annum set forth on the first page hereof shall be increased by 0.1% per day until the cure of such Event of Default; provided, that in no event shall such interest rate be increased above the maximum amount permitted by applicable law.

3.           Miscellaneous.

(a)           Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

(b)           Except as otherwise expressly provided in this Note, the Company hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing.

(c)           Neither any provision of this Note nor any performance hereunder may be amended or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. All rights and remedies conferred upon the Holder under this Note shall be cumulative and may be exercised singly or concurrently.

(d)           No course of dealing between the Company and the Holder, or any failure or delay on the part of the Holder in exercising any rights or remedies, or any single or partial exercise of any rights or remedies, shall operate as a waiver or preclude the exercise of any other rights or remedies available to the Holder.

(e)           In the event that the Holder shall, during the continuance of an Event of Default, turn this Note over to an attorney for collection, the Company shall further be liable for and shall pay to the Holder all collection costs and expenses incurred by the Holder, including reasonable attorneys’ fees and expenses; and the Holder may take judgment for all such amounts in addition to all other sums due hereunder.

(f)           This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflict of laws.

(g)           This Note is an amendment and restatement of, but not in satisfaction of, that Amended and Restated Senior Promissory Note dated on or about February 19, 2010.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has duly caused this Note to be signed on its behalf, in its corporate name and by its duly authorized officer as of the date and year first written above.

ADVAXIS, INC.

By:	/s/ Mark J. Rosenblum
	Name:	Mark. J. Rosenblum
	Title:	Senior Vice President, Chief Financial Officer and Secretary